Exhibit 99.1

GAN Reports Third Quarter 2022 Financial Results

Launched B2B sports betting technology and managed trading services in the U.S.

Focus on profitability and cost rationalization efforts yielding improved efficiency and margins

Underlying KPIs in B2B and B2C healthy and growing compared to prior year levels

Irvine, California | November 14, 2022: GAN Limited (NASDAQ: GAN) (the “Company” or “GAN”), a leading North American B2B technology provider of real money internet gaming solutions and a leading International B2C operator of Internet sports betting, today reported its unaudited financial results for the quarter ended September 30, 2022.

Dermot Smurfit, CEO of GAN stated:

“Our third quarter was highlighted by our launch of B2B sports betting technology and managed trading services in the U.S. along with continued progress toward the domestic launch of GAMESTACK 2.0. Customer feedback around GAN Sports as well as the unique value of our Super RGS portfolio remain key differentiators for GAN as we enhance our status of a leading provider of a true omnichannel gaming experience. We are looking forward to what we expect to be a strong launch cadence of GAN Sports, the upcoming FIFA World Cup, as well as our entrance into the Mexico market.”

“At the same time, we are acutely focused on cost rationalization measures and productivity enhancements in order to better navigate a challenging current environment. Our cost reduction efforts to date are already helping to yield improved margins and we expect to enact new cost cutting measures while ensuring we smartly allocate capital to our highest ROI opportunities to fund our growth plan. We have always remained vigilant for opportunities to best position GAN for future success and to ensure we drive value creation for our shareholders.”

Third Quarter 2022 Compared to Third Quarter 2021

●	Total revenue of $32.1 million was relatively flat compared to the prior year quarter. B2B revenues increased 14% or $1.5 million. The growth in B2B revenue was offset by a $1.7 million decrease in revenue within the B2C segment, primarily due to unfavorable foreign currency fluctuations.

●	B2B segment revenue was $12.7 million versus $11.2 million. The 14% growth was driven primarily by an increase in platform and content license fee revenue from new content and organic growth within the U.S. RMiG business.

●	B2C segment revenue was $19.4 million versus $21.1 million. Active Customers increased 31% driven by growth in Latin America and strong customer retention. Segment revenue declined $1.7 million primarily due to unfavorable foreign currency fluctuations, and to a lesser extent a lower sports margin.

●	Gross Profit was $22.7 million versus $21.5 million. The increase was primarily driven by strong growth in B2B revenue, which was partially offset by a decrease in B2C revenue from the aforementioned factors.

●	Operating Expenses were $27.8 million versus $28.6 million. General and administrative expenses decreased $2.7 million related to a favorable impact of foreign currency fluctuations and cost savings initiatives. In addition, Depreciation and Amortization increased $1.3 million and Sales & Marketing increased $1.1 million to attract new customers.

●	Net loss of $6.9 million versus $8.7 million. The decrease in net loss was primarily driven by an improved gross profit margin and lower general and administrative expenses.

●	Adjusted EBITDA was $2.1 million versus $(0.9) million primarily related to a smaller net loss.

●	Cash was $41.8 million as of September 30, 2022. Cash levels were adversely affected during the quarter by a $3.4 million effect from foreign exchange rates and a decrease of $1.1 million related to fees associated with gaming licenses for new market entry.

●	B2C KPI’s during the quarter were strong as the Company continued to grow active customers, deposits and turnover. Active Customers increased 31% from the prior year period driven by growth in Latin America and strong customer retention.

●	B2B Gross Operator Revenue (“GOR”) totaled $277.8 million versus $214.8 in the prior year quarter, a 29% increase. This increase was driven primarily by expansion of existing clients into new jurisdictions, such as Connecticut and Ontario, Canada, coupled with the launch of RMiG solutions for new customers in existing jurisdictions, such as Michigan.

GAN Limited

Key Financial Highlights

(Unaudited, in thousands unless otherwise specified)

	Three Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021
Revenues
B2B	$12,685	$14,150	$11,175
B2C	19,435	20,817	21,093
Total revenues	$32,120	$34,967	$32,268

Profitability Measures
B2B segment gross profit (1)	$10,512	$11,211	$7,592
B2B segment gross profit margin (1)	82.9%	79.2%	67.9%
B2C segment gross profit (1)	$12,173	$13,293	$13,875
B2C segment gross profit margin (1)	62.6%	63.9%	65.8%
Net loss	$(6,941)	$(38,349)	$(8,678)
Adjusted EBITDA (7)	$2,093	$1,346	$(870)

Key Performance Indicators
B2B Gross Operator Revenue (2) (in millions)	$277.8	$283.0	$214.8
B2B Take Rate (3)	4.6%	5.0%	5.2%
B2C Active Customers (in thousands) (4)	261	260	199
B2C Marketing Spend Ratio (5)	23%	22%	15%
B2C Sports Margin (6)	6.6%	7.1%	6.8%

Karen Flores, CFO of GAN added:

“We remain focused on cost rationalization efforts in order to protect our margins during a volatile and difficult macroeconomic backdrop while ensuring our organic investment behind our key initiatives such as GAN Sports and Super RGS. While we are excited about the launch of GAN Sports and progress around other initiatives, as expected, a continued difficult foreign exchange environment and European headwinds impacted our third quarter performance, and we expect those factors to impact our fourth quarter as well. Although we are expecting a significant increase in activity for the World Cup, the unique nature of the event and the wide range of potential outcomes for the quarter have led us to elect to suspend our guidance for the full year.”

Conference Call Details

Date/Time:	Monday, November 14, 2022, at 4:30 PM ET
Webcast:	https://www.webcast-eqs.com/ganlimited20221114
U.S. Toll-Free Dial-in:	(877) 407-0989
International Dial-in:	(201) 389-0921

To access the call, please dial in approximately ten minutes before the start of the call. An accompanying slide presentation will be available in PDF format on the “Events & Presentations” page of the investor relations portion of the Company’s website (http://investors.gan.com) after issuance of the earnings release.

About GAN Limited

GAN is a leading business-to-business supplier of internet gambling software-as-a-service solutions predominantly to the U.S. land-based casino industry and is a market-leading business-to-consumer operator of proprietary online sports betting technology internationally with market leadership positions in selected European and Latin American markets. In its B2B segment, GAN has developed a proprietary internet gambling enterprise software system, GameSTACK™, which it licenses to land-based U.S. casino operators as a turnkey technology solution for regulated real money internet gambling, encompassing internet gaming, internet sports betting and social casino gaming branded as ‘Simulated Gaming.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s revenue guidance, the Company’s anticipated trends in revenues (including new customer launches) and operating expenses, the anticipated improvement in profitability, the anticipated launch of regulated gaming in new U.S. states, the expected integration of Coolbet’s sports betting technology and international B2C operations, as well as statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements including those risks detailed under “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements for any reason, except as required by law.

Key Performance Indicators and Non-GAAP Financial Measures

This release uses certain non-GAAP financial measures as defined in Securities and Exchange Commission rules. The Company reports financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and also communicates with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable U.S. GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of the Company’s financial results that are prepared in accordance with U.S. GAAP.

(1) The Company excludes depreciation and amortization in certain segment calculations.

(2) The Company defines B2B Gross Operator Revenue as the sum of its B2B corporate customers’ gross revenue from SIM, gross gaming revenue from RMiG, and gross sports win from sportsbook offerings. B2B Gross Operator Revenue, which is not comparable to financial information presented in conformity with U.S. GAAP, gives management and users of our financial statements an indication of the extent of transactions processed through the Company’s B2B corporate customers’ platforms and allows management to understand the extent of activity that the Company’s platform is processing.

(3) The Company defines B2B Take Rate as a quotient of B2B segment revenue retained by the Company over the total Gross Operator Revenue generated by our B2B corporate customers. The B2B Take Rate gives management and users of our financial statements an indication of the impact of the statutory terms and the efficiency of the commercial terms on the business.

(4) The Company defines B2C Active Customers as a user that places a wager during the period. This metric allows management to monitor the customer segmentation, growth drivers, and ultimately creates opportunities to identify and add value to the user experience. This metric allows management and users of the financial statements to measure the platform traffic and track related trends.

(5) The Company defines B2C Marketing Spend Ratio as the total B2C direct marketing expense for the period divided by the total B2C revenues. This metric allows management to measure the success of marketing costs during a given period. Additionally, this metric allows management to compare across jurisdictions and other subsets, as an additional indication of return on marketing investment.

(6) The Company defines B2C Sports Margin as the ratio of wagers minus winnings to total amount wagered, adjusted for open wagers at period end. Sports betting involves a user placing a bet on the outcome of a sporting event with the chance to win a pre-determined amount, often referred to as fixed odds. Our B2C sportsbook revenue is generated by setting odds that are intended to provide a built-in theoretical margin in each sports bet offered to our users. This metric allows management to measure sportsbook performance against its expected outcome.

(7) Management uses the non-GAAP measure of Adjusted EBITDA to measure its financial performance. Specifically, it uses Adjusted EBITDA (i) as a measure to compare its operating performance from period to period, as it removes the effect of items not directly resulting from core operations, and (ii) as a means of assessing its core business performance against others in the industry, because it eliminates some of the effects that are generated by differences in capital structure, depreciation, tax effects and unusual and infrequent events. The Company defines Adjusted EBITDA as net loss before interest expense, net, income tax expense (benefit), depreciation and amortization, impairments, share-based compensation expense and related expense, restructuring costs and other items which the Board of Directors considers to be infrequent or unusual in nature. The presentation of Adjusted EBITDA is not intended to be used in isolation or as a substitute for any measure prepared in accordance with U.S. GAAP and Adjusted EBITDA may exclude financial information that some investors may consider important in evaluating the Company’s performance. Because Adjusted EBITDA is not a U.S. GAAP measure, the way the Company defines Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in the industry.

Investor Contacts:

GAN Robert Shore Vice President, Investor Relations & Capital Markets (610) 812-3519 rshore@GAN.com	Alpha IR Group Ryan Coleman or Davis Snyder (312) 445-2870 GAN@alpha-ir.com

GAN Limited

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Revenue	$32,120	$34,967	$32,268	$104,581	$93,736

Operating costs and expenses
Cost of revenue (1)	9,435	10,463	10,801	31,598	29,876
Sales and marketing	6,757	7,267	5,657	20,122	15,238
Product and technology	4,998	5,188	5,492	19,140	15,564
General and administrative (1)	10,185	13,688	12,888	33,265	35,217
Impairment	—	28,861	—	28,861	—
Restructuring	—	712	—	1,771	—
Depreciation and amortization	5,893	6,556	4,560	16,862	12,686
Total operating costs and expenses	37,268	72,735	39,398	151,619	108,581
Operating loss	(5,148)	(37,768)	(7,130)	(47,038)	(14,845)
Interest expense, net	1,450	1,080	—	2,521	1
Other income	(13)	(270)	—	(283)	—
Loss before income taxes	(6,585)	(38,578)	(7,130)	(49,276)	(14,846)
Income tax expense (benefit)	356	(229)	1,548	513	3,201
Net loss	$(6,941)	$(38,349)	$(8,678)	$(49,789)	$(18,047)

Loss per share, basic and diluted	$(0.16)	$(0.91)	$(0.21)	$(1.18)	$(0.43)

Weighted average ordinary shares outstanding, basic and diluted	42,237,226	42,300,668	42,061,396	42,263,462	41,962,535

(1) Excludes depreciation and amortization expense

GAN Limited

Segment Revenue and Gross Profit (Unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue
B2B
Platform and content license fees	$9,988	$10,518	$8,743	$31,208	$27,252
Development services and other	2,697	3,632	2,432	8,697	7,097
Total B2B revenue	12,685	14,150	11,175	39,905	34,349

B2C
Gaming	19,435	20,817	21,093	64,676	59,387
Total B2C revenue	19,435	20,817	21,093	64,676	59,387

Total revenue	$32,120	$34,967	$32,268	$104,581	$93,736

Gross Profit
B2B
Revenue	$12,685	$14,150	$11,175	$39,905	$34,349
Cost of revenue (1)	2,173	2,939	3,583	9,015	8,632
B2B segment gross profit	10,512	11,211	7,592	30,890	25,717
B2B segment gross profit margin	82.9%	79.2%	67.9%	77.4%	74.9%

B2C
Revenue	19,435	20,817	21,093	64,676	59,387
Cost of revenue (1)	7,262	7,524	7,218	22,583	21,244
B2C segment gross profit	12,173	13,293	13,875	42,093	38,143
B2C segment gross profit margin	62.6%	63.9%	65.8%	65.1%	64.2%

Total segment gross profit	$22,685	$24,504	$21,467	$72,983	$63,860
Total segment gross profit margin	70.6%	70.1%	66.5%	69.8%	68.1%

(1) Excludes depreciation and amortization expense

GAN Limited

Revenue by Geography (Unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Revenue by geography *
United States	$10,320	$11,720	$9,107	$33,531	$28,186
Europe	10,574	10,205	11,598	33,343	36,855
Latin America	9,492	11,193	9,854	32,910	23,711
Rest of the world	1,734	1,849	1,709	4,797	4,984
Total	$32,120	$34,967	$32,268	$104,581	$93,736

* Revenue is segmented based on the location of the Company’s customer.

GAN Limited

Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net loss	$(6,941)	$(38,349)	$(8,678)	$(49,789)	$(18,047)
Income tax expense (benefit)	356	(229)	1,548	513	3,201
Interest expense, net	1,450	1,080	—	2,521	1
Depreciation and amortization	5,893	6,556	4,560	16,862	12,686
Share-based compensation and related expense	1,335	2,715	1,700	5,671	5,365
Impairment	—	28,861	—	28,861	—
Restructuring	—	712	—	1,771	—
Adjusted EBITDA	$2,093	$1,346	$(870)	$6,410	$3,206

GAN Limited

Historical Normalized Revenue (Unaudited)

(in thousands)

	Three Months Ended,
	September 30, 2022	June 30, 2022	March 31, 2022

Revenue
Revenue	$32,120	$34,967	$37,494
Normalized adjustments (1)	493	(81)	(837)
Normalized Revenue	$32,613	$34,886	$36,657

Sports Margin
Actual sports margin	6.6%	7.1%	7.2%
Normalized sports margin	7.0%	7.0%	7.0%

Revenue to Gross Gaming Revenue (GGR) Ratio
Actual revenue to GGR ratio	73.6%	72.7%	78.8%
Normalized revenue to GGR ratio	73.6%	73.9%	75.7%

(1) The adjustments are based on the effects of a normalized sports margin of 7.0% for quarters in 2022. Normalized revenue to gross gaming revenue ratios are based upon a rolling four-quarter average for each quarter within the B2C segment. Sports margin is the ratio of GGR to total amount wagered, which allows management to measure sportsbook performance against the expected outcome. The revenue to GGR ratio is driven by customer incentives, including free bets, sign-up and retention bonuses, and allows management to measure the impact of bonus spend on net revenue. The revenue to GGR ratio may fluctuate based on the number of new users acquired during the period.